Exhibit (a)(6)

                             ZURICH YIELDWISE FUNDS

                             Redesignation of Series

         The undersigned, being all of the Trustees of Zurich Yieldwise Funds, a Massachusetts business trust (the "Trust"), acting pursuant to Article III,
Section 1 of the Agreement and Declaration of Trust dated June 12, 1995, as amended (the "Declaration of Trust"), do hereby certify that the Board of Trustees unanimously adopted the resolutions set forth below at a meeting called, convened and held on February 4, 2002:

         RESOLVED, that, pursuant to the authority granted to the Board of Trustees in the Declaration of Trust, the series of the Trust shall be redesignated as set forth below, effective as of April 8, 2002, and, further, that the execution by a majority of the members of this Board of an appropriate instrument in writing reflecting the redesignation of such series of the Trust, and the filing of such instrument with the office of the Secretary of State of The Commonwealth of Massachusetts be, and hereby is, approved:

         "Zurich YieldWise Money Fund" shall be redesignated as "Scudder YieldWise Money Fund;"

         "Zurich YieldWise Government Money Fund" shall be redesignated as "Scudder YieldWise Government Money Fund;" and

         "Zurich YieldWise Municipal Money Fund" shall be redesignated as "Scudder YieldWise Municipal Money Fund."

         The relative rights and preferences of such series shall continue to be as set forth in the Declaration of Trust.

         This instrument shall constitute an amendment to the Declaration of Trust, and shall be effective as of April 8, 2002.


         IN WITNESS WHEREOF, the undersigned have this day signed this Instrument.



/s/John W. Ballantine                            /s/Lewis A. Burnham
---------------------------                      -------------------------
John W. Ballantine, Trustee                      Lewis A. Burnham, Trustee



/s/Mark S. Casady                                /s/Linda C. Coughlin
---------------------------                      -------------------------
Mark S. Casady, Trustee                          Linda C. Coughlin, Trustee



/s/Donald L. Dunaway                             /s/James R. Edgar
---------------------------                      -------------------------
Donald L. Dunaway, Trustee                       James R. Edgar, Trustee

/s/William F. Glavin, Jr.                        /s/Robert B. Hoffman
---------------------------                      -------------------------
William F. Glavin, Jr., Trustee                  Robert B. Hoffman, Trustee



/s/Shirley D. Peterson                           /s/Fred B. Renwick
---------------------------                      -------------------------
Shirley D. Peterson, Trustee                     Fred B. Renwick, Trustee



/s/William P. Sommers                            /s/John G. Weithers
---------------------------                      -------------------------
William P. Sommers, Trustee                      John G. Weithers, Trustee



Dated:  March 20, 2002